Exhibit 32
Section 1350 Certifications
In connection with the Annual Report of Yadkin Valley Financial Corporation (the “Company”) on Form 10-K for the annual period ended December 31, 2006 as filed with the U. S. Securities and Exchange Commission on the date hereof (the “Report”), I, William A. Long, Chief Executive Officer of the Company, and I, Edwin E. Laws, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to the best of my knowledge:
1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.

/s/ William A. Long	/s/ Edwin E. Laws

William A. Long	Edwin E. Laws
President and Chief Executive Officer	Executive Vice President and Chief Financial Officer

Date: March 15, 2007	Date: March 15, 2007
Yadkin Valley Financial Corporation
Form 10K 2006